UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 18, 2005

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-27978	943128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(925) 924-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2005, Kevin T. Parker, former co-President and Chief Financial Officer of PeopleSoft, Inc., was elected to serve on the Board of Directors of Polycom, Inc. (the “Company”), effective January 24, 2005. Mr. Parker was also appointed to the Audit Committee of the Board of Directors, effective January 24, 2005.

Mr. Parker is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Parker a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company announcing Mr. Parker’s election to the Board of Directors is furnished herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2005, to accommodate Mr. Parker’s election to the Board of Directors, the Board amended Section 3.2 of the Company’s bylaws to increase the size of the Board of Directors from eight to nine members. The Amended and Restated Bylaws of Polycom, Inc., as amended effective January 18, 2005, are filed herewith as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.2	Amended and Restated Bylaws of the Company, as amended effective January 18, 2005.

99.1	Press Release, dated January 24, 2005, entitled “Polycom Appoints Kevin Parker, Former Co-President and CFO of PeopleSoft, to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY
Michael R. Kourey
Senior Vice President, Finance and Administration and Chief Financial Officer

Date: January 24, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of the Company, as amended effective January 18, 2005.

99.1	Press Release, dated January 24, 2005, entitled “Polycom Appoints Kevin Parker, Former Co-President and CFO of PeopleSoft, to Board of Directors.”